EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-148216), S-4 (File No. 333-66961) and S-8 (File Nos. 33-38121, 33-38122, 33-53747, 33-55501, 333-27211, 333-78935, 333-89977, 333-91354, 333-106802, 333-126076, 333-138152, 333-106803 and 333-149991) of The Kroger Co. of our report dated April 1, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cincinnati, Ohio
April 1, 2008